Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Nichola Liboro (Media Contact):	(917) 705-4579;	nichola.liboro@axiscapital.com

AXIS CAPITAL REPORTS THIRD QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $294 MILLION, or $3.74 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $255 MILLION, or $3.25 PER DILUTED COMMON SHARE

For the third quarter of 2025, the Company reports:
•Annualized return on average common equity ("ROACE") of 20.6% and annualized operating ROACE of 17.8%
•Combined ratio of 89.4%
•Underwriting income of $188 million, an increase of $53 million, or 39%, compared to the third quarter of 2024
•Book value per diluted common share of $73.82, an increase of $3.48, or 4.9%, compared to June 30, 2025

For the nine months ended September 30, 2025, the Company reports:
•Net income available to common shareholders of $697 million, or $8.70 per diluted common share and operating income of $775 million, or $9.67 per diluted common share
•Annualized return on average common equity ("ROACE") of 16.4% and annualized operating ROACE of 18.2%
•Combined ratio of 89.5%
•Underwriting income of $541 million, an increase of $99 million, or 22%, compared to September 30, 2024
•Book value per diluted common share of $73.82, an increase of $8.55, or 13.1%, compared to December 31, 2024

Pembroke, Bermuda, October 29, 2025 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the third quarter ended September 30, 2025.

Commenting on the third quarter 2025 financial results, Vince Tizzio, President and CEO of AXIS Capital said:

"AXIS produced another strong quarter highlighted by a 14% year-over-year increase in diluted book value per common share, and annualized operating return on equity of 18%. These results are direct outcomes of the enhancements we have made to our product portfolio, operating model, and a highly engaged team focused on disciplined execution.

"Our insurance business again delivered an excellent quarter with record third quarter gross premiums written of $1.7 billion, representing 11% growth, record third quarter new business premiums of $570 million, and an 85.9% combined ratio. In parallel, AXIS Re continued its track record of solid performance with a 92.2% combined ratio and a 6% increase in gross premiums written.

"Our "How We Work" program is driving ongoing operational improvements throughout the business, powered by investments in data, technology, and AI. Our team remains resolute in building on the progress we’ve achieved, as we pursue our ambition to become the industry’s leading specialty underwriter."

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Third Quarter and Year-to-date Consolidated Results*

•Net income available to common shareholders for the third quarter of $294 million, an increase of $121 million, or 70%, compared to the third quarter of 2024.
•Net income available to common shareholders year-to-date of $697 million, a decrease of $68 million, or 9%, compared to the nine months ended September 30, 2024
•Operating income(1) for the third quarter of $255 million, an increase of $25 million, or 11%, compared to the third quarter of 2024
•Operating income year-to-date of $775 million, an increase of $74 million, or 11%, compared to the nine months ended September 30, 2024
•Underwriting income(2) for the third quarter of $188 million, an increase of $53 million, or 39%, compared to the third quarter of 2024
•Underwriting income year-to-date of of $541 million, an increase of $99 million, or 22%, compared to the nine months ended September 30, 2024
•Net investment income for the third quarter of 2025 was $185 million, compared to $205 million, for the third quarter of 2024, primarily attributable to lower income from fixed maturities.
•Book yield of fixed maturities was 4.6% at September 30, 2025, compared to 4.4% at September 30, 2024. The market yield was 4.8% at September 30, 2025.
•The effective tax rate of 18.9% for the quarter was due to pre-tax income in our Bermuda, U.K., U.S., and European operations. Corporate income tax of 15% applied to Bermuda pre-tax income effective January 1, 2025.
•Common share repurchases pursuant to our Board-authorized share repurchase program of $110 million and common share dividends of $35 million in the quarter.
•Book value per diluted common share was $73.82 at September 30, 2025, an increase of $3.48, or 4.9%, compared to June 30, 2025.
•Book value per diluted common share increased by $9.17, or 14.2%, over the past twelve months, driven by net income, and net unrealized investment gains, partially offset by common share repurchases, and common share dividends of $1.76 per share.

* Amounts may not reconcile due to rounding differences.
Footnotes referred to above
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
2 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is provided later in this press release.

Footnotes to page 3
3 All comparisons are with the same period of the prior year, unless otherwise stated.
4 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
5 Current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, and current accident year combined ratio, excluding catastrophe and weather-related losses are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net losses and loss expenses ratio and combined ratio are provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
6 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures are provided above/later in this press release, and a discussion of the rationale for the presentation of these items is provided later in this press release. Variances that are unchanged on a constant currency basis are omitted from the narrative.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Consolidated Underwriting Highlights3

	Three months ended September 30,				Nine months ended September 30,
KEY RATIOS	2025	2024	Change		2025	2024	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(4) (5)	56.3%	55.7%	0.6	pts	56.3%	55.7%	0.6	pts
Catastrophe and weather-related losses ratio(5)	3.0%	5.8%	(2.8	pts)	3.1%	3.7%	(0.6	pts)
Current accident year loss ratio(5)	59.3%	61.5%	(2.2	pts)	59.4%	59.4%	—	pts
Prior year reserve development ratio	(1.3%)	(0.6%)	(0.7	pts)	(1.4%)	(0.2%)	(1.2	pts)
Net losses and loss expenses ratio	58.0%	60.9%	(2.9	pts)	58.0%	59.2%	(1.2	pts)
Acquisition cost ratio	19.7%	20.1%	(0.4	pts)	19.7%	20.2%	(0.5	pts)
General and administrative expense ratio	11.7%	12.1%	(0.4	pts)	11.8%	12.2%	(0.4	pts)
Combined ratio	89.4%	93.1%	(3.7	pts)	89.5%	91.6%	(2.1	pts)

Current accident year combined ratio(5)	90.7%	93.7%	(3.0	pts)	90.9%	91.8%	(0.9	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses(5)	87.7%	87.9%	(0.2	pts)	87.8%	88.1%	(0.3	pts)

Three months ended September 30,
•Gross premiums written increased by $188 million, or 10% ($173 million, or 9%, on a constant currency basis(6)), to $2.1 billion with an increase of $165 million, or 11% in the insurance segment, and an increase of $23 million, or 6% in the reinsurance segment.
•Net premiums written increased by $117 million, or 9% ($103 million, or 8%, on a constant currency basis), to $1.4 billion with an increase of $109 million, or 11% in the insurance segment, and an increase of $8 million, or 3% in the reinsurance segment.
•Pre-tax, catastrophe and weather-related losses, net of reinsurance, were $44 million ($34 million after-tax), (Insurance: $43 million; Reinsurance: $1 million), or 3.0 points, including $20 million or 1.4 points attributable to the Middle East Conflict.
•Net favorable prior year reserve development was $19 million (Insurance: $15 million; Reinsurance: $4 million), compared to $8 million in 2024.
•General and administrative expense ratio decreased by 0.4 points, mainly driven by an increase in net premiums earned and efficiencies gained through our "How We Work" program, partially offset by investments in underwriting teams and information technology.

Nine months ended September 30,
•Gross premiums written increased by $404 million, or 6%, to $7.4 billion with an increase of $365 million, or 7% in the insurance segment, and an increase of $39 million, or 2% in the reinsurance segment.
•Net premiums written increased by $207 million, or 5%, to $4.7 billion with an increase of $228 million, or 7% in the insurance segment, partially offset by a decrease of $21 million, or 2% in the reinsurance segment.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $129 million ($103 million after-tax), (Insurance: $126.7 million; Reinsurance: $2.7 million), or 3.1 points, including $32 million, or 0.8 points attributable to California Wildfires and $20 million or 0.5 points attributable to the Middle East Conflict. The remaining losses were attributable to other weather-related events.
•Net favorable prior year reserve development was $57 million (Insurance: $44 million; Reinsurance: $13 million), compared to $8 million in 2024.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Segment Highlights
Insurance Segment

	Three months ended September 30,				Nine months ended September 30,
($ in thousands)	2025	2024	Change		2025	2024	Change
Gross premiums written	$1,691,882	$1,526,676	10.8%		$5,280,220	$4,915,247	7.4%
Net premiums written	1,084,947	975,911	11.2%		3,420,038	3,192,462	7.1%
Net premiums earned	1,085,612	1,023,851	6.0%		3,128,658	2,900,011	7.9%
Underwriting income	153,300	98,786	55.2%		439,480	337,414	30.2%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.3%	52.3%	—	pts	52.3%	52.1%	0.2	pts
Catastrophe and weather-related losses ratio	3.9%	7.0%	(3.1	pts)	4.1%	4.7%	(0.6	pts)
Current accident year loss ratio	56.2%	59.3%	(3.1	pts)	56.4%	56.8%	(0.4	pts)
Prior year reserve development ratio	(1.3%)	(0.4%)	(0.9	pts)	(1.4%)	(0.2%)	(1.2	pts)
Net losses and loss expenses ratio	54.9%	58.9%	(4.0	pts)	55.0%	56.6%	(1.6	pts)
Acquisition cost ratio	18.9%	19.9%	(1.0	pts)	19.0%	19.6%	(0.6	pts)
Underwriting-related general and administrative expense ratio	12.1%	11.6%	0.5	pts	12.0%	12.2%	(0.2	pts)
Combined ratio	85.9%	90.4%	(4.5	pts)	86.0%	88.4%	(2.4	pts)

Current accident year combined ratio	87.2%	90.8%	(3.6	pts)	87.4%	88.6%	(1.2	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	83.3%	83.8%	(0.5	pts)	83.3%	83.9%	(0.6	pts)

Three months ended September 30,
•Gross premiums written increased by $165 million, or 11% ($154 million, or 10%, on a constant currency basis), attributable to all lines of business with the exception of cyber lines which decreased in the quarter, principally due to a lower level of premiums associated with program business.
•Net premiums written increased by $109 million, or 11% ($99 million, or 10%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter, together with a decreased cession rate in liability lines, partially offset by an increased cession rate in accident and health lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters.
•The acquisition cost ratio decreased by 1.0 point, primarily related to an increase in ceding commissions mainly in accident and health lines.
•The underwriting-related general and administrative expense ratio increased by 0.5 points, mainly driven by investments in underwriting teams and information technology, partially offset by an increase in net premiums earned.

Nine months ended September 30,
•Gross premiums written increased by $365 million, or 7%, attributable to all lines of business with the exception of cyber lines which decreased in the period, principally due to a lower level of premiums associated with program business.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended September 30,				Nine months ended September 30,
($ in thousands)	2025	2024	Change		2025	2024	Change
Gross premiums written	$432,302	$409,226	5.6%		$2,154,587	$2,115,317	1.9%
Net premiums written	268,042	260,074	3.1%		1,318,425	1,339,340	(1.6%)
Net premiums earned	366,271	342,850	6.8%		1,057,475	1,029,210	2.7%
Underwriting income	35,012	36,364	(3.7%)		101,490	104,556	(2.9%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	67.9%	66.0%	1.9	pts	68.1%	66.0%	2.1	pts
Catastrophe and weather-related losses ratio	0.3%	2.0%	(1.7	pts)	0.2%	0.9%	(0.7	pts)
Current accident year loss ratio	68.2%	68.0%	0.2	pts	68.3%	66.9%	1.4	pts
Prior year reserve development ratio	(1.1%)	(1.1%)	—	pts	(1.2%)	(0.4%)	(0.8	pts)
Net losses and loss expenses ratio	67.1%	66.9%	0.2	pts	67.1%	66.5%	0.6	pts
Acquisition cost ratio	21.9%	20.9%	1.0	pts	21.9%	22.1%	(0.2	pts)
Underwriting-related general and administrative expense ratio	3.2%	3.6%	(0.4	pts)	3.1%	3.5%	(0.4	pts)
Combined ratio	92.2%	91.4%	0.8	pts	92.1%	92.1%	—	pts

Current accident year combined ratio	93.3%	92.5%	0.8	pts	93.3%	92.5%	0.8	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	93.0%	90.5%	2.5	pts	93.1%	91.6%	1.5	pts

Three months ended September 30,
•Gross premiums written increased by $23 million, or 6% ($19 million, or 5%, on a constant currency basis), primarily attributable to new business in agriculture, and credit and surety lines together with premium adjustments in liability lines, partially offset by non-renewals in accident and health lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters.
•The acquisition cost ratio increased by 1.0 point, primarily related to adjustments attributable to loss-sensitive features in accident and health lines together with changes in business mix.

Nine months ended September 30,
•Gross premiums written increased by $39 million, or 2% ($59 million, or 3%, on a constant currency basis), primarily attributable to new business and premium adjustments.
•Net premiums written decreased by $21 million, or 2% ($1 million, or —%, on a constant currency basis), reflecting the increased cession rates to our strategic capital partners consistent with recent periods.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Investments

	Three months ended September 30,		Nine months ended September 30,
($ in thousands)	2025	2024	2025	2024
Net investment income	$184,903	$205,100	$579,911	$563,458
Net investment gains (losses)	30,905	32,182	44,365	(30,503)
Change in net unrealized gains (losses) on fixed maturities, pre-tax(7)	46,402	385,209	324,219	354,478
Interest in income of equity method investments	2,083	1,621	3,669	10,689
Total	$264,293	$624,112	$952,164	$898,122

Average cash and investments(8)	$16,581,947	$17,768,254	$17,039,182	$17,207,139

Pre-tax, total return on average cash and investments:
Including investment related foreign exchange movements	1.6%	3.5%	5.6%	5.2%
Excluding investment related foreign exchange movements(9)	1.7%	3.1%	4.8%	5.0%

•Net investment income decreased by $20 million, or 10%, compared to the third quarter of 2024, primarily attributable to lower income from fixed maturities resulting from lower fixed maturity assets due to the LPT transaction with Enstar completed in the second quarter.
•Net investment gains (losses) recognized in net income (loss) for the quarter primarily related to net unrealized gains on equity securities and realized gains on the sale of fixed maturities.
•Change in net unrealized gains on fixed maturities, pre-tax of $46 million ($69 million excluding foreign exchange movements) recognized in other comprehensive income (loss) in the quarter due to an increase in the market value of fixed maturities attributable to the tightening of credit spreads and the decline in U.S. yields, compared to change in net unrealized gains, pre-tax of $385 million ($330 million excluding foreign exchange movements) recognized during the third quarter of 2024.
•Book yield of fixed maturities was 4.6% at September 30, 2025, compared to 4.4% at September 30, 2024. The market yield was 4.8% at September 30, 2025.

7 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
8 The average cash and investments balance is the average of the monthly fair value balances.
9 Pre-tax, total return on average cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(15) million and $70 million for the three months ended September 30, 2025 and 2024, respectively and foreign exchange (losses) gains of $129 million and $40 million for the nine months ended September 30, 2025 and 2024, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Conference Call

We will host our third quarter earnings conference call on Thursday, October 30, 2025 at 8:30 a.m. (EDT). The earnings conference call can be accessed by dialing 1-877-883-0383 (U.S. callers), 1-866-605-3850 (Canada callers), or 1-412-902-6506 (international callers), and entering the passcode 5022483. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada callers), or 1-412-317-0088 (international callers), and entering the passcode 9882391. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended September 30, 2025 is available in the Investor Information section of our website.

About AXIS Capital

AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $6.4 billion at September 30, 2025, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2025 (UNAUDITED) AND DECEMBER 31, 2024

	2025	2024

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,879,372	$12,152,753
Fixed maturities, held to maturity, at amortized cost	406,658	443,400
Equity securities, at fair value	649,970	579,274
Mortgage loans, held for investment, at fair value	409,699	505,697
Other investments, at fair value	972,867	930,278
Equity method investments	220,022	206,994
Short-term investments, at fair value	17,185	223,666
Total investments	15,555,773	15,042,062
Cash and cash equivalents	825,898	2,143,471
Restricted cash and cash equivalents	532,180	920,150
Accrued interest receivable	117,720	114,012
Insurance and reinsurance premium balances receivable	3,684,736	3,169,355
Reinsurance recoverable on unpaid losses and loss expenses	9,043,009	6,840,897
Reinsurance recoverable on paid losses and loss expenses	648,126	546,287
Deferred acquisition costs	641,467	524,837
Prepaid reinsurance premiums	2,164,297	1,936,979
Receivable for investments sold	3,813	3,693
Goodwill	66,498	66,498
Intangible assets	168,446	175,967
Operating lease right-of-use assets	92,706	92,516
Loan advances made	250,537	247,775
Other assets	541,119	695,794
Total assets	$34,336,325	$32,520,293

Liabilities
Reserve for losses and loss expenses	$17,996,236	$17,218,929
Unearned premiums	5,994,611	5,211,865
Insurance and reinsurance balances payable	1,855,349	1,713,798
Debt	1,316,321	1,315,179
Federal Home Loan Bank advances	66,380	66,380
Payable for investments purchased	194,988	269,728
Operating lease liabilities	108,960	106,614
Other liabilities	436,471	528,421
Total liabilities	27,969,316	26,430,914

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,395,615	2,394,063
Accumulated other comprehensive income (loss)	10,169	(267,557)
Retained earnings	7,932,969	7,341,569
Treasury shares, at cost	(4,523,950)	(3,930,902)
Total shareholders' equity	6,367,009	6,089,379

Total liabilities and shareholders' equity	$34,336,325	$32,520,293

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

	Three months ended		Nine months ended
	2025	2024	2025	2024

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,451,883	$1,366,701	$4,186,133	$3,929,221
Net investment income	184,903	205,100	579,911	563,458
Net investment gains (losses)	30,905	32,182	44,365	(30,503)
Other insurance related income	6,593	6,838	18,835	23,704
Total revenues	1,674,284	1,610,821	4,829,244	4,485,880

Expenses
Net losses and loss expenses	841,435	831,872	2,429,114	2,326,532
Acquisition costs	285,618	274,935	826,094	794,280
General and administrative expenses	171,637	165,203	491,878	477,016
Foreign exchange losses (gains)	(13,492)	92,204	138,428	61,268
Interest expense and financing costs	16,657	16,849	49,816	51,005
Reorganization expenses	—	—	—	26,312
Amortization of intangible assets	2,396	2,729	7,521	8,188
Total expenses	1,304,251	1,383,792	3,942,851	3,744,601

Income before income taxes and interest in income of equity method investments	370,033	227,029	886,393	741,279
Income tax (expense) benefit	(70,252)	(47,922)	(170,773)	36,185
Interest in income of equity method investments	2,083	1,621	3,669	10,689
Net income	301,864	180,728	719,289	788,153
Preferred share dividends	7,563	7,563	22,688	22,688
Net income available to common shareholders	$294,301	$173,165	$696,601	$765,465

Per share data
Earnings per common share:
Earnings per common share	$3.79	$2.06	$8.81	$9.07
Earnings per diluted common share	$3.74	$2.04	$8.70	$8.97
Weighted average common shares outstanding	77,619	83,936	79,037	84,428
Weighted average diluted common shares outstanding	78,601	85,000	80,090	85,338
Cash dividends declared per common share	$0.44	$0.44	$1.32	$1.32

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

	2025			2024
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,691,882	$432,302	$2,124,184	$1,526,676	$409,226	$1,935,902
Net premiums written	1,084,947	268,042	1,352,989	975,911	260,074	1,235,985
Net premiums earned	1,085,612	366,271	1,451,883	1,023,851	342,850	1,366,701
Other insurance related income	261	6,332	6,593	93	6,745	6,838
Current accident year net losses and loss expenses	(610,650)	(249,731)	(860,381)	(606,663)	(233,221)	(839,884)
Net favorable prior year reserve development	14,843	4,103	18,946	4,009	4,003	8,012
Acquisition costs	(205,440)	(80,178)	(285,618)	(203,255)	(71,680)	(274,935)
Underwriting-related general and
administrative expenses(10)	(131,326)	(11,785)	(143,111)	(119,249)	(12,333)	(131,582)
Underwriting income	$153,300	$35,012	188,312	$98,786	$36,364	135,150

Net investment income			184,903			205,100
Net investment gains			30,905			32,182
Corporate expenses(10)			(28,526)			(33,621)
Foreign exchange (losses) gains			13,492			(92,204)
Interest expense and financing costs			(16,657)			(16,849)
Amortization of intangible assets			(2,396)			(2,729)
Income before income taxes and interest in income of equity method investments			370,033			227,029
Income tax (expense) benefit			(70,252)			(47,922)
Interest in income of equity method investments			2,083			1,621
Net income			301,864			180,728
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$294,301			$173,165

Current accident year loss ratio	56.2%	68.2%	59.3%	59.3%	68.0%	61.5%
Prior year reserve development ratio	(1.3%)	(1.1%)	(1.3%)	(0.4)%	(1.1)%	(0.6)%
Net losses and loss expenses ratio	54.9%	67.1%	58.0%	58.9%	66.9%	60.9%
Acquisition cost ratio	18.9%	21.9%	19.7%	19.9%	20.9%	20.1%
Underwriting-related general and administrative expense ratio	12.1%	3.2%	9.7%	11.6%	3.6%	9.6%
Corporate expense ratio			2.0%			2.5%
Combined ratio	85.9%	92.2%	89.4%	90.4%	91.4%	93.1%

10 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $29 million and $34 million for the three months ended September 30, 2025 and 2024, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

	2025			2024
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$5,280,220	$2,154,587	$7,434,807	$4,915,247	$2,115,317	$7,030,564
Net premiums written	3,420,038	1,318,425	4,738,463	3,192,462	1,339,340	4,531,802
Net premiums earned	3,128,658	1,057,475	4,186,133	2,900,011	1,029,210	3,929,221
Other insurance related income	424	18,411	18,835	53	23,651	23,704
Current accident year net losses and loss expenses	(1,763,702)	(722,524)	(2,486,226)	(1,646,118)	(688,425)	(2,334,543)
Net favorable prior year reserve development	44,036	13,076	57,112	4,008	4,003	8,011
Acquisition costs	(594,372)	(231,722)	(826,094)	(567,310)	(226,970)	(794,280)
Underwriting-related general and
administrative expenses(11)	(375,564)	(33,226)	(408,790)	(353,230)	(36,913)	(390,143)
Underwriting income	$439,480	$101,490	540,970	$337,414	$104,556	441,970

Net investment income			579,911			563,458
Net investment gains (losses)			44,365			(30,503)
Corporate expenses(11)			(83,088)			(86,873)
Foreign exchange (losses) gains			(138,428)			(61,268)
Interest expense and financing costs			(49,816)			(51,005)
Reorganization expenses			—			(26,312)
Amortization of intangible assets			(7,521)			(8,188)
Income before income taxes and interest in income of equity method investments			886,393			741,279
Income tax (expense) benefit			(170,773)			36,185
Interest in income of equity method investments			3,669			10,689
Net Income			719,289			788,153
Preferred share dividends			22,688			22,688
Net income available to common shareholders			$696,601			$765,465

Current accident year loss ratio	56.4%	68.3%	59.4%	56.8%	66.9%	59.4%
Prior year reserve development ratio	(1.4)%	(1.2)%	(1.4)%	(0.2)%	(0.4)%	(0.2)%
Net losses and loss expenses ratio	55.0%	67.1%	58.0%	56.6%	66.5%	59.2%
Acquisition cost ratio	19.0%	21.9%	19.7%	19.6%	22.1%	20.2%
Underwriting-related general and administrative expense ratio	12.0%	3.1%	9.8%	12.2%	3.5%	10.0%
Corporate expense ratio			2.0%			2.2%
Combined ratio	86.0%	92.1%	89.5%	88.4%	92.1%	91.6%

11 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $83 million and $87 million for the nine months ended September 30, 2025 and 2024, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

	Three months ended		Nine months ended
	2025	2024	2025	2024
	(in thousands, except per share amounts)

Net income available to common shareholders	$294,301	$173,165	$696,601	$765,465
Net investment (gains) losses	(30,905)	(32,182)	(44,365)	30,503
Foreign exchange losses (gains)	(13,492)	92,204	138,428	61,268
Reorganization expenses	—	—	—	26,312
Interest in income of equity method investments	(2,083)	(1,621)	(3,669)	(10,689)
Bermuda net deferred tax asset (12)	—	—	—	(162,705)
Income tax expense (benefit)(13)	7,454	(1,503)	(12,330)	(9,938)
Operating income	$255,275	$230,063	$774,665	$700,216

Earnings per diluted common share	$3.74	$2.04	$8.70	$8.97
Net investment (gains) losses	(0.39)	(0.38)	(0.55)	0.36
Foreign exchange losses (gains)	(0.17)	1.08	1.73	0.72
Reorganization expenses	—	—	—	0.31
Interest in income of equity method investments	(0.03)	(0.02)	(0.05)	(0.13)
Bermuda net deferred tax asset	—	—	—	(1.91)
Income tax expense (benefit)	0.10	(0.01)	(0.16)	(0.11)
Operating income per diluted common share	$3.25	$2.71	$9.67	$8.21

Weighted average diluted common shares outstanding	78,601	85,000	80,090	85,338

Average common shareholders' equity	$5,720,704	$5,321,349	$5,678,194	$5,123,212

Annualized return on average common equity	20.6%	13.0%	16.4%	19.9%

Annualized operating return on average common equity(14)	17.8%	17.3%	18.2%	18.2%

12 Net deferred tax benefit is due to the recognition of deferred tax assets net of deferred tax liabilities related to Bermuda corporate income tax that is effective for fiscal years beginning on or after January 1, 2025.
13 Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
14 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements, other than statements of historical fact included in or incorporated by reference in this press release are forward-looking statements. In some cases, these forward-looking statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "aim", "will", "target", "intend" or similar statements of a future or forward-looking nature or their negative or similar terminology.

Forward-looking statements made in this press release, such as those related to our performance, pricing, growth prospects, the outcome of our strategic initiatives, our expectations relating to our ability to successfully implement and manage technology initiatives – including artificial intelligence, our expectations about the current trade and geopolitical environment on our business, economic and market conditions, and other statements that are not historical facts, reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation:

Insurance Risk: the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates; the frequency and severity of natural and man-made catastrophes; the effects of emerging claims, systemic risks, and coverage and regulatory issues; reserve adequacy; losses relating to geopolitical conflicts; the adverse impact of social and economic inflation; failure of our loss limitation methods; failure of our cedants to adequately evaluate risk; and our reliance on industry models.

Strategic Risk: industry competition and consolidation; general economic, capital, and credit market conditions, including market illiquidity, fluctuations in interest rates, credit spreads, equity securities' prices, foreign currency exchange rates, and evolving impacts of tariffs, sanctions, and international trade tensions; our ability to increase the use of data and analytics and technology as part of our business strategy and adapt to new technologies; changes in the political environment of certain countries where we operate or underwrite business; loss of business provided to us by major brokers; rating agency actions; key personnel changes; potential strategic opportunities including acquisitions and our ability to achieve them; evolving expectations regarding environmental, social, and governance matters; and the effect of contagious diseases on our business.

Credit and Market Risk: reinsurance availability and recoverability; premium collection risks; and counterparty defaults in our program business.

Liquidity Risk: the inability to access sufficient cash to meet our obligations when they are due.

Operational Risk: technology and cybersecurity challenges; failures in internal or outsourced operational processes, people, or systems; and changes in accounting policies or practices.

Regulatory Risk: changes in laws and regulations and potential government intervention in our industry; and inadvertent non-compliance with sanctions, anti-corruption, data protection and privacy requirements.

Taxation Risk: change in tax laws.

Readers should carefully consider these risks alongside those detailed in Item 1A, 'Risk Factors' of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and in subsequent filings available at www.sec.gov.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, current accident year combined ratio, excluding catastrophe and weather-related losses, operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Current Accident Year Loss Ratio
Current accident year loss ratio represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year loss ratio provides investors with an enhanced understanding of our results of operations by highlighting net losses and loss expenses associated with our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year loss ratio to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Catastrophe and Weather-Related Losses Ratio and Current Accident Year Loss Ratio, excluding Catastrophe and Weather-Related Losses
Catastrophe and weather-related losses ratio represents net losses and loss expenses ratio associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events exclusive of net favorable (adverse) prior year reserve development.

Current accident year loss ratio, excluding catastrophe and weather-related losses represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

We believe that the presentation of these ratios that separately identify net losses and loss expenses associated with catastrophe and weather-related events provide investors with an enhanced understanding of our results of operations due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of catastrophe and weather-related losses ratio and current accident year loss ratio, excluding catastrophe and weather-related losses to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year combined ratio to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio, excluding Catastrophe and Weather-Related Losses
Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

We believe that the presentation of current accident year combined ratio, excluding catastrophe and weather-related losses provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development and by separately identifying net losses and loss expenses associated with catastrophe and weather-related events due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of current accident year combined ratio, excluding catastrophe and weather-related losses to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

Bermuda net deferred tax asset is due to the recognition of deferred tax assets net of deferred tax liabilities related to Bermuda corporate income tax that is effective for fiscal years beginning on or after January 1, 2025.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

The Bermuda net deferred tax asset is not related to the underwriting process. Therefore, this income is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax, Total Return on Average Cash and Investments excluding Foreign Exchange Movements
Pre-tax, total return on average cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax, total return on average cash and investments excluding foreign exchange movements to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com